Amendment No. RI1080D

AMENDMENT TO MASTER LOAN AGREEMENT

THIS AMENDMENT is entered into as of SEP 08 2017 between GRANITE FALLS ENERGY, LLC, Granite Falls, Minnesota, a limited liability company (the “Company”) and AGCOUNTRY FARM CREDIT SERVICES, PCA, successor by merger to UNITED FCS, PCA, a federally-chartered instrumentality of the United States (“Lead Lender”).  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement (as defined below).

RECITALS

The Company and United FCS, PCA are parties to Master Loan Agreement Number RI1080A dated as of August 30, 2013 (such agreement, as may be amended, is hereinafter referred to as the “Agreement”).  The Company and Lead Lender now desire to amend the Agreement.  For that reason, and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company and Lead Lender agree as follows:

1.The form of Compliance Certificate required by Section 9(H)(7) and attached as Exhibit A to the Agreement is hereby amended and restated by the form of Compliance Certificate attached as Exhibit A hereto.

2.Section(s) 10(A), (B), (E), and (I) of the Agreement are amended and restated to read as follows:

SECTION 10.  Negative Covenants.  Unless otherwise agreed to in writing by Agent, while this agreement is in effect the Company will not:

(A)Borrowings.  Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money (including trade or bankers’ acceptances), letters of credit, or the deferred purchase price of property or services (including capitalized leases), except for:  (1) debt to Lead Lender and/or Agent; (2) accounts payable to trade creditors incurred in the ordinary course of business; (3) current operating liabilities (other than for borrowed money) incurred in the ordinary course of business; (4) debt of the Company to Project Hawkeye, L.L.C. (“Hawkeye”), provided that such debt is or will be subordinated to all indebtedness of the Company to Lead Lender, pursuant to a subordination agreement (in form and content acceptable to Agent) between Lead Lender and Hawkeye, on terms and conditions satisfactory to Agent; and (5) debt of the Company to other lenders or finance companies in an aggregate amount not to exceed $750,000.00, with lien positions acceptable to Lead Lender and/or Agent.

(B)Liens.  Create, incur, assume, or allow to exist any mortgage, deed of trust, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal (collectively, “Liens”).  The forgoing restrictions shall not apply to:  (1) Liens in favor of Lead Lender and/or Agent; (2) Liens for taxes, assessments, or governmental charges that are not past due; (3) Liens and deposits under workers’ compensation, unemployment insurance, and social security Laws; (4) Liens and deposits to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of business as conducted on the date hereof; (5) Liens imposed by Law in favor of mechanics, materialmen, warehousemen, and like persons that secure obligations that are not past due; (6) easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use, and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; (7) Liens in favor of Farm Credit Leasing Services Corporation; (8) Liens in favor of Hawkeye on the stock or other equities of Ring-neck Energy & Feed, LLC (“Ring-neck”), to secure indebtedness permitted hereunder, provided that, such security interests are subordinate to Lead Lender’s lien pursuant to a subordination agreement (in form and content acceptable to Agent) between Lead

GRANITE FALLS ENERGY, LLC

Granite Falls, Minnesota

Amendment No. RI1080D to Master Loan Agreement No. RI1080A

Lender and such party on terms and conditions satisfactory to Agent; and (9) Liens, acceptable to Lead Lender and/or Agent in favor of other lenders or finance companies to secure indebtedness permitted hereunder.

(E)Loans and Investments.  Make any loan or advance to any person or entity, or purchase any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in any person or entity, or form or create any partnerships or joint ventures except:  (1) trade credit extended in the ordinary course of business; (2) investments by the Company existing as of the date hereof in the stock or other equities of Heron Lake BioEnergy, LLC, plus future retained earnings; and (3) investments by the Company in the stock or other equities of Ring-neck, provided that the aggregate amount of all such investments may not exceed $7,500,000.00, plus future retained earnings.

(I)Operating/Capitalized Leases.  Create, incur, assume, or permit to exist any obligation as lessee under operating leases for the rental or hire of any real or personal property or under any leases that should be capitalized in accordance with GAAP, except (a) leases with Farm Credit Leasing Services Corporation; (b) leases existing as of the date hereof; (c) railcar leases, provided, however, such leases are not to exceed an initial or extended term of 120 months; and (d) other leases which do not in the aggregate require the Company to make scheduled payments to the lessors in any fiscal year of the Company in excess of $100,000.00.

3.Section(s) 11(A) of the Agreement is amended and restated to read as follows:

SECTION 11.  Financial Covenants.  Unless otherwise agreed to in writing, while this agreement is in effect:

(A)Working Capital.  The Company will have at the end of each period for which financial statements are required to be furnished pursuant to Section 9(H) hereof an excess of unconsolidated current assets over unconsolidated current liabilities (both as determined in accordance with GAAP consistently applied) of not less than $10,000,000.00.

4.Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Agreement and each other Loan Document shall remain unamended and otherwise unmodified and in full force and effect.

5.This Amendment, each Supplement and any other Loan Document may be executed in counterparts, each of which will constitute an original, but all of which when taken together will constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic means will be as effective as delivery of a manually executed counterpart of this Amendment.

SIGNATURE PAGE FOLLOWS

GRANITE FALLS ENERGY, LLC

Granite Falls, Minnesota

Amendment No. RI1080D to Master Loan Agreement No. RI1080A

SIGNATURE PAGE TO AMENDMENT TO MASTER LOAN AGREEMENT

IN WITNESS WHEREOF, the parties hereto, by their duly authorized officer(s), have executed this agreement.

GRANITE FALLS ENERGY, LLC

Name:/s/ Stacie Schuler

By:Stacie Schuler

Title:CFO

GRANITE FALLS ENERGY, LLC

Granite Falls, Minnesota

Amendment No. RI1080D to Master Loan Agreement No. RI1080A

SIGNATURE PAGE TO AMENDMENT TO MASTER LOAN AGREEMENT

IN WITNESS WHEREOF, the parties hereto, by their duly authorized officers, have executed this agreement.

AGCOUNTRY FARM CREDIT SERVICES, PCA, successor by merger to UNITED FCS, PCA

By:/s/ Nicole Schwartz

Name:Nicole Schwartz

Title:Vice President